UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2025

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LBSR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On October 21, 2025, Liberty Star Uranium & Metals Corp., “Liberty Star” or the “Company”, OTCQB Markets: LBSR) is pleased to announce the successful completion of induced polarization (IP) and resistivity testing over known gold-bearing veins at its wholly owned Red Rock Canyon Gold Project within the Hay Mountain Project in southeast Arizona.

The geophysical test performed in July 2025 has proven highly successful in detecting and characterizing gold-bearing veins. The three major takeaways from the IP test demonstrate:

1.	Gold-bearing veins are readily detected, easily mapped, and can be characterized with electrical geophysics.
2.	The gold-bearing veins exhibit higher resistivity than the hosting limestone due to their siliceous, jasperoidal character, making them detectable using simple resistivity even where soil cover has rendered them invisible.
3.	Additionally, the gold-bearing veins display higher IP values than the hosting limestone, confirming their association with sulfide mineralization including pyrite and arsenopyrite, characteristic of Carlin-style deposits.

“We are pleased and excited to report that this geophysical test has exceeded our expectations,” said Dr. Jim B. Fink, CTO and geophysicist with Sub Rosa Monitoring LLC who conducted the survey. “The data did exactly what a calibration test should do—light up what we already know is there. The ability to readily detect, map, and characterize these gold-bearing veins using electrical geophysics represents a significant advancement in our exploration capabilities. The close correlation between IP response and gold mineralization provides us with a powerful tool for targeting future drilling programs. This may be the most positive IP survey results I’ve completed in my entire career.”

Pete O’Heeron, Chairman of Liberty Star, commented, “These breakthrough de-risking results validate our systematic approach to exploring the Red Rock Canyon Gold Project. The successful application of IP technology to map our gold-bearing veins underground not only advances this project toward development but also aligns with the nation’s imperative to secure domestic sources of strategic minerals and streamline permitting under US infrastructure and energy transition frameworks. This technology will allow us to optimize our drilling programs and potentially identify additional high-grade targets that were previously undetectable due to soil cover.”

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.69	Liberty Star Minerals Announces Breakthrough Results from Red Rock Canyon IP Geophysical Test Survey

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: October 21, 2025	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO